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                                                                     EXHIBIT 5.1

                                                                 August 16, 2000
Lycos, Inc.
400-2 Totten Pond Road
Waltham, MA  02451

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion relates to an aggregate of 29,601 shares of common stock, par value $.01 per share (the "Common Stock"), of Lycos, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 16, 2000 (the "Registration Statement"). All of the shares of Common Stock are issuable pursuant to the Matchmaker.com, Inc. 1999 Incentive Stock Plan (the "Plan").

         Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan have been duly and validly authorized and, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm therein.


                                             Very truly yours,

                                             /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                             TESTA, HURWITZ & THIBEAULT, LLP